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                                   LAW OFFICES
                                 FENNEMORE CRAIG
                           A PROFESSIONAL CORPORATION


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
CALVIN H. UDALL         JAMES POWERS             JAMES M. BUSH            ARTHUR D. EHRENREICH         OFFICES IN PHOENIX AND TUCSON
C. WEBB CROCKETT        KENNETH J. SHERK         NEAL KURN                ROBERT P. ROBINSON
MICHAEL PRESTON GREEN   JOHN D. EVERROAD         JAMES W. JOHNSON         F. PENDLETON GAINES, III
ROBERT J. HACKETT       JAY S. RUFFNER           JORDAN GREEN             LOUIS F. COMUS, JR.              3003 NORTH CENTRAL AVENUE
DONALD R. GILBERT       RONALD L. BALLARD        TIMOTHY J. BURKE         RONALD J. STOLKIN                               SUITE 2600
STEPHEN M. SAVAGE       ROGER T. HARGROVE        WILLIAM L. KURTZ         MARK A. NESVIG                PHOENIX, ARIZONA  85012-2913
JAMES R. HUNTWORK       DAVID T. MADDOX          GEORGE T. COLE           LAUREN J. CASTER                    Phone:  (602) 916-5000
LELAND M. JONES         TIMOTHY BERG             C. OWEN PAEPKE           WILLIAM L. THORPE                     Fax:  (602) 916-5999
CHARLES M. KING         DAVID T. COX             CYNTHIA L. SHUPE         MICHAEL V. MULCHAY
PHILLIP F. FARGOTSTEIN  PAUL J. MOONEY           CATHY L. REECE           DAVID A. WEATHERWAX                        WRITER'S DIRECT
GRAEME HANCOCK          RITA A. EISENFELD        DAVID N. HEAP            DON J. MINER                        Phone:  (602) 916-5307
RAY K. HARRIS           MARGARET R. GALLOGLY     KAYE L. McCARTHY         SCOTT M. FINICAL                      Fax:  (602) 916-5507
DAVID E. VIEWEG         ANDREW M. FEDERHAR       GREGG HANKS              KAREN CIUPAK McCONNELL                  kmcconne@fclaw.com
JAY S. KRAMER           CHRISTOPHER L. CALLAHAN  REBECCA BURNHAM PIERONI  JIM WRIGHT
BRYAN A. ALBUE          J. BARRY SHELLEY         LESA J. STOREY           CHRISTOPHER P. STARING
JANET W. LORD           ROBERT E. COLTIN         JOHN RANDALL JEFFERIES   ROBERT D. ANDERSON
JOHN J. BALITIS, JR.    JAMES J. TRIMBLE         JANICE PROCTER-MURPHY    ROBERT J. KRAMER
JEAN M. SULLIVAN        KEITH L. HENDRICKS       KAREN A. CUROSH          THERESA DWYER
MARK H. BRAIN           SCOTT H. THOMAS          ELIZABETH M. BEHNKE      W.T. EGGLESTON, JR.
M. VIRGINIA PERRY       ANNA P. WINSETT          SUSAN GAYLORD WILLIS     PAUL F. WILLE
DOUGLAS C. NORTHUP      MARC H. LAMBER           RICHARD A. KASPER        KENDIS K. MUSCHEID
STEPHEN A. GOOD         SUSAN M. CIUPAK          JEFFREY S. PITCHER       STACIE KEIM SMITH
DEWAIN D. FOX           JEFFREY S. SILVYN        BRETT L. HOPPER          VALERIE B. NOON
AMY ABDO ANDERSON       JAMES D. BURGESS         SCOTT L. ALTES           MARY BETH PHILLIPS
ERIN E. FLAHARTY        WILLIAM P. WICHTERMAN    RUSSELL O. FARR          THOMAS F. O'MALLEY, III
JANNA B. DAY            SUSAN M. HASSIG          DAVID M. CALL            VERA E. MUNOZ
SAL J. RIVERA           CAREY J. FOX             JOEL B. SHAPIRO          THEODORE D. SETZER
MICHELLE G. MARSHALL    STACEY A. KELLY          JOSEPH SCIARROTTA, JR.   JOHN D. BETHEA

*   Admitted to practice in New York                                      STANLEY S. WEITHORN *
**  Admitted to practice in Ohio,                                         JOSEPH B. CONN **
    Maryland and District of Columbia                                           Senior Counsel
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                                                                     EXHIBIT 5.1

                                  May 18, 1998


Board of Directors
Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona 85255

RE: Giant Industries, Inc. Registration Statement on Form S-4 for the Merger with Holly Corporation

Ladies and Gentlemen:

      We have acted as special counsel to Giant Industries, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4, No. 333-51785 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 11,050,000 shares (the "Merger Shares") of the Company's Common Stock, par value $.01 per share, to be issued pursuant to the Merger Agreement (as defined below) between the Company and Holly Corporation ("Holly").


      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement and Plan of Merger between the Company and Holly, dated April 14, 1998 (the "Merger Agreement"), (ii) the existing Certificate of Incorporation and Bylaws of the Company, (iii) the proposed Restated Certificate of Incorporation and the proposed Amended and Restated Bylaws of the Company, (iv) certain resolutions of the Board of Directors of the Company relating to the Merger Agreement, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (v) the Registration Statement filed with the Commission, and (vi) such other corporate records, agreements, documents and other instruments of the Company and such certificates or comparable documents of public officials and of officers and representatives of the Company as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.


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FENNEMORE CRAIG

Giant Industries, Inc.
May 18, 1998
Page 2


      In such examination and in rendering the opinions set forth below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (vi) that the Merger Shares will be issued as described in the Merger Agreement and the Registration Statement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and/or other representatives of the Company and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof.

      Based upon and subject to the foregoing, and to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that the Merger Shares have been duly authorized and, after the Registration Statement becomes effective and when the Merger Shares are issued to Holly in accordance with the Merger Agreement, the Merger Shares will be duly issued, fully paid and nonassessable.

      We are qualified to practice law in the State of Arizona. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona and the General Corporation Law of the State of Delaware. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should it no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

      This opinion is furnished only to, and is solely for the benefit of, the addressee named above and, except with our prior written consent, is not to be used, circulated, quoted or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.
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FENNEMORE CRAIG

Giant Industries, Inc.
May 18, 1998
Page 3


                                 Very truly yours,

                                 /s/ Fennemore Craig, a Professional Corporation

                                 Fennemore Craig, a Professional Corporation